Exhibit 99.1

AVANTAIR, INC. ANNOUNCES KEY APPOINTMENTS

CLEARWATER, Fla. — August 15, 2012 — Steven Santo, Chief Executive Officer of Avantair, Inc. (OTCBB: AAIR), the industry leader of fractional aircraft ownership in the light jet cabin category and the only publicly traded stand-alone private aircraft operator, today announced Stephen Wagman has been appointed President and Carla Stucky has been appointed Chief Financial Officer.

In the role of President, Mr. Wagman will have primary responsibility for the day to day operation of the Company. Kevin Beitzel will continue with his responsibilities as Chief Operating Officer. During this past year, Mr. Wagman has served as the Company’s Chief Financial Officer. Mr. Wagman came to Avantair with over 20 years of financial and operational leadership experience.

Concurrent with this, Carla Stucky will become the Company’s Chief Financial Officer. Prior to joining Avantair in October 2011, Ms. Stucky was the Vice President, Corporate Controller and Chief Accounting Officer at Sterling Chemicals, Inc. from August 2008 through September 2011 and Corporate Controller from December 2007 to August 2008. Earlier in her career, Ms. Stucky held increasingly responsible financial management and control positions at several large and diverse corporations. Ms. Stucky also held various positions in the audit practice during five years at PricewaterhouseCoopers.

Mr. Steven Santo said, “These appointments will allow me the opportunity to devote more of my time to the Company’s overall strategic planning and achievement of our goals, as well as to devote more time to the sales and marketing programs of the Company. I am pleased with the performance that both Steve and Carla have demonstrated. With Steve’s focus on improving the efficiencies of the operational aspects of the business, I am confident that our results will be positively impacted. Further, I am confident that Carla’s transition into the Chief Financial Officer role will be beneficial for the organization and our key stakeholders.”

Stephen Wagman said “I greatly appreciate the opportunity that Steven Santo has provided me and I look forward to my new role which will enable me to focus on the operations of the Company and maximize efficiencies within the organization. Avantair is a leader within its category and we look forward to taking the next steps to allow us to achieve greater heights.”

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in Avantair’s filings with the Securities and Exchange Commission (“SEC”) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of accounting principles, generally accepted in the U.S., changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

About Avantair

Avantair, the sole North American provider of fractional shares, leases and flight time cards in the Piaggio Avanti aircraft, and the only publicly traded stand-alone private aircraft operator, is headquartered in Clearwater, FL, with more than 500 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental U.S., parts of Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 57 aircraft. For more information about Avantair, please visit: www.avantair.com.

Company Contacts:

Avantair, Inc.

Stephen Wagman, President

727-538-7909

swagman@avantair.com